EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of People's Liberation, Inc. of our report dated February 16, 2006, except for Note 19 as to which the date is April 11, 2006, relating to our audits of the consolidated financial statements which appear in the Annual Report on Form 10-KSB/A of People's Liberation, Inc. for the year ended December 31, 2005.

/s/ Grobstein Horwath & Company, LLP

Sherman Oaks, California
May 25, 2006